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                                                                    Exhibit 99.1

                          ENDOREX CORPORATION ACQUIRES
                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.

Chicago - December 3, 2001 - Endorex Corporation (AMEX:DOR) announced today the completion of its acquisition of Corporate Technology Development, Inc. ("CTD"). Endorex shareholders approved the issuance of Endorex common stock, options and warrants in connection with the acquisition of CTD at the Annual Shareholders' Meeting held at Endorex headquarters in Lake Forest, Illinois on Thursday, November 29, 2001. In addition, Endorex shareholders ratified the appointment of Ernst & Young LLP as Endorex's independent auditors for the fiscal year ending December 31, 2001, elected Michael S. Rosen, Richard Dunning, Steve H. Kanzer, Paul Rubin, Kenneth Tempero and Steven Thornton to the board of directors; approved a name change from "Endorex Corporation" to "DOR BioPharma, Inc."; approved an amendment to Endorex's Amended and Restated 1995 Omnibus Incentive Plan and approved grants to Endorex's non-employee directors.

New Company Name

Endorex's new name, DOR BioPharma, Inc., signifies a new phase and shifting of strategic direction to encompass a wider range of (D)elivery of (Or)al biopharmaceuticals -- hence the acronym DOR -- ranging from small molecule drugs to macromolecular drugs, such as peptides.

The use of "DOR" in the name also reflects a global outlook as it has relevant meanings in other languages, i.e., in Hebrew "the advent of a new generation" and in French "of gold" or "golden." Michael Rosen, Endorex President said, "We believe the new name better reflects and exemplifies the combined strength and direction of the company, while maintaining the American Stock Exchange stock symbol "DOR" recognized by investors in the biotechnology industry. We are thrilled by the approval of the acquisition by our shareholders and will move rapidly to integrate both companies now that the acquisition has been culminated."

Broadened Product Pipeline

The addition of two CTD oral drug candidates currently in clinical development is key to Endorex entering this new phase with a broadened product pipeline and platform drug delivery technology. The lead product candidate is orBec(TM), an oral form of the drug beclomethasone dipropionate, which is currently being studied in a multicenter phase III clinical trial for the treatment of intestinal graft-versus-host disease ("iGVHD") and a phase II clinical trial for the treatment of Crohn's disease. Crohn's disease is a gastrointestinal disorder often producing significant morbidity, including hospitalization and surgery. Graft-versus-host-disease ("GVHD") is a life-threatening complication that affects the skin, liver, and gastrointestinal tract following bone marrow transplants currently used to treat various types of cancer. Recently, the U.S. Food and Drug Administration (the "FDA") granted orphan drug designation for orBecTM for the prevention of GVHD in addition to the orphan drug designation previously granted for the treatment of iGVHD. orBec? has also received "fast track" designation by the FDA for iGVHD. The significance of receiving orphan drug designation is that it promotes the development of new drug therapies for rare diseases by affording four to seven years of market protection from competitors along with tax credits on clinical trial expenditures.

Additionally, Endorex's platform oral drug delivery technologies, originally developed at the Massachusetts Institute of Technology and based on lipid and liposome systems, is being developed for the oral delivery of peptide-based drugs and small molecule drugs that are water insoluble and currently only available in formulations that are delivered via needle-based therapies.

Enhanced Management Team

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The acquisition enhances Endorex's management team with the addition of Colin
Bier, Ph.D., the Chairman of the Board of CTD prior to the acquisition, becoming Endorex's Chairman and Chief Executive Officer. Dr. Bier had served as a director since 1998 and as Chairman of the Board of Directors of CTD since 2000.

The former Chairman of the Board of Endorex, Kenneth Tempero, M.D., Ph.D., will continue to serve as a director of Endorex. Michael S. Rosen continues at the helm as President, and in the new position of Chief Operating Officer. Two members of the CTD board, Guy Rico and Peter Kliem, will also join Endorex's Board of Directors.

"The combination of Endorex and CTD provides the critical mass to move forward in a very positive manner to develop important drugs," Dr. Bier comments. Endorex is a development-stage drug delivery company developing oral and mucosal formulations of small molecule and macromolecular drugs that are traditionally delivered in non-oral formats. Endorex anticipates its oral products will enhance patient quality of life, patient compliance to therapy and potentially reduce the healthcare cost related to needle-based delivery.

This press release contains forward-looking statements, within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of known and unknown risks and uncertainties. These statements are only predictions and actual events or results in future periods may differ materially from what is currently anticipated. In particular, we cannot assure you that we will be able to successfully develop or commercialize products based on our technology, particularly in light of the significant uncertainty inherent in developing drug delivery products, conducting clinical trials and obtaining regulatory approvals, that our technologies will prove to be safe and effective, that our cash expenditures will be at projected levels, that we will be able to obtain future financing or funds, that we or our joint ventures or our collaborations with other companies in the U.S. and abroad will successfully develop products or become profitable, that our joint ventures or our collaborations with other companies will continue, that our business strategy will be successful or that we will be able to carry out our plans for 2001 and beyond. This press release also contains forward-looking statements regarding Endorex's plans, expectations, intentions and strategies. These statements include forward-looking statements about Endorex's product development and product pipeline. These statements are not guarantees of future performance or results and actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that the operations, management and products of Endorex and CTD will not be successfully integrated, the effects of the merger on the progress of certain drug development projects and the failure to achieve the benefits sought by the merger. Furthermore, Endorex cannot assure you that it will be able to successfully develop or commercialize products based on its technology, particularly in light of the significant uncertainty inherent in developing drug and drug delivery products, conducting clinical trials and obtaining regulatory approvals, that its technologies will prove to be safe and effective, that its cash expenditures will be at projected levels, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully patent, register or protect its technology, trademarks and products, or that the business strategy of Endorex will be successful. In addition to the matters described in this press release, risk factors as described from time to time in Endorex's filings with the Securities and Exchange Commission, including, but not limited to, our most recent reports on Form 10-QSB, Form 10-KSB, as amended, and our Registration Statement on Form S-4, as amended, may affect our financial results. We assume no obligation to update the information in this release.

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